As filed with the Securities and Exchange Commission on May 11, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WARNER MUSIC GROUP CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4271875
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza New York, New York Telephone: (212) 275-2030	10019
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-123249
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.                                 Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $.001 per share (the “Common Stock”), of the Registrant to be registered hereunder is set forth in the section entitled “Description of Capital Stock” of the Prospectus that has been filed with the Securities and Exchange Commission (“SEC”) in connection with the Registration Statement on Form S-1 (Registration No. 333-123249), as amended (the “Registration Statement”), filed by the Registrant pursuant to the Securities Act of 1933, as amended. The Registration Statement was originally filed with the SEC on March 11, 2005 and amended by Amendment No. 1 on April 7, 2005, Amendment No. 2 on April 18, 2005, Amendment No. 3 on April 22, 2005 and Amendment No. 4 on May 10, 2005. The description of the Common Stock contained in the Registration Statement is hereby incorporated by reference into this Form 8-A.

Item 2.                                   Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WARNER MUSIC GROUP CORP.

Date: May 11, 2005	By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Senior Vice President and Deputy
General Counsel